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                                 EXHIBIT 10.18

                         AMENDMENT TO LEASE AGREEMENT

That certain Commercial Lease Agreement dated April 6, 1998 between JACKSON-SHAW TECHNOLOGY CENTER II, LTD., (LANDLORD) and ADAMS GOLF, INC., (TENANT), for approximately 32,996 square feet of office/flex space located at 2805 E. Plano Parkway, Plano, Texas, is hereby amended as follows:

Whereas Adams Golf, Inc. is desirous of terminating its obligations on 12,031 square feet of the total 32,996 square feet under said Commercial Lease Agreement.

LEASED PREMISES: The size of the Leased Premises as described in paragraph 3 of that certain Commercial Lease Agreement shall be modified and amended as follows:

   1) In consideration of the rents, terms and covenants of the Commercial Lease Agreement (this "Lease), Landlord hereby leases to Tenant certain premises (the "Leased Premises") consisting of approximately 20,965 square feet within the 67,372 square foot building (the "Building") located at 2805 E. Plano Parkway, Plano, Texas, together with the non-exclusive right to use, in common with other tenants, the common areas of the Project, which are all areas neither exclusively leased to another tenant or expressly reserved to or by Landlord. The Land upon which the building, landscaping, parking and driveway areas, sidewalks, and other improvements thereon, shall be referred to in this Lease as the "Project."

TERM: The term of this Lease referenced above and as described in paragraph 4(a) and (d) shall be modified and amended as follows:

   1) The term of this Lease shall be 50 months commencing on February 1, 2000, the "Commencement Date" and terminating on March 31, 2004, the "Termination Date."

BASE RENT AND SECURITY DEPOSIT: Base Rent as described in Paragraph 5(a) of the Lease Agreement shall be modified and amended as follows:

   1) Tenant agrees to pay to Landlord the following rental amounts (sometimes referred to in this lease as the "Base Rent" or "Base Rental"): months 1 through 4 $146,760.00 per year payable in monthly installments of $12,230.00 each; months 5 through 27, $154,476.00 per year payable in monthly installments of $12,873.00 each; months 28 through 50, $167,736.00 per year payable in monthly installments of $13,978.00 each. Payment of rent is subject to proration for partial months and to adjustment for early or delayed occupancy under the terms hereof, and, if the area of the Leased Premises is, on the Commencement Date, different than the area stated in paragraph 3 of the Lease Agreement, then Base Rent shall be adjusted to reflect the then current rent. Upon the date Tenant executes the Lease Agreement the first months Base Rent shall be payable. All subsequent payments shall be made to Landlord monthly, in advance, without demand, deduction or offset, in lawful money of the United States of America at the address stated in the Lease Agreement. All installments of Base Rent shall be due and payable on or before the first (1st) day of each month during the Lease term. Notwithstanding anything contained herein to the contrary, Tenant represents and warrants that the Premises and meet and comply with all federal, state, and local laws, ordinances and regulations (including but not limited to all accessibility requirements) and are in good sanitary order, condition, and repair at delivery of the premises to Landlord. Upon termination of this Lease Agreement, Tenant shall perform, at no cost to Landlord, the following:
         (a) separation of utilities, including HVAC and electrical service (which electrical service shall be sub-metered at no cost to Landlord;
         (b) removal of the server system presently located in the Premises; (c) seal and paint current opening in the demising wall; and (d) obtain a final approved building inspection of such work.




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HAZARDOUS WASTE: Hazardous Waste as described in paragraph 38 of the Lease
Agreement shall be modified and amended as follows:

         Tenant warrants, represents, covenants and agrees (1) to the best of Tenant's knowledge, Tenant has not used, generated, manufactured, produced, stored, released, discharged or disposed of on, under, about the Premises (or off site of the Premises that might affect the Premises) or transferred to or from the Premises, any Hazardous Substance or allowed any other person or entity to do so. Tenant has no knowledge or reason to know that any Hazardous Substance has been used, generated, manufactured, produced, stored, released, discharged or disposed of on, under or about the Premises or the Development (or off site of the Development that might affect the Premises) or transported to or from the premises or the Development (or off site of the Development that might affect the Premises) or transported to or from the premises or the Development (or off site of the Development that might affect the Premises) by any entity, firm or person, or from any source whatsoever.

MISCELLANEOUS: Miscellaneous items as outlined in Paragraph 42 of the Lease Agreement shall be modified and amended as follows:

   1) Tenant agrees to assign to Nextlink Communications approximately 95 of the 115 parking spaces available currently to Adams Golf.


ALL OTHER TERMS, CONDITIONS, AND PROVISIONS OF THE LEASE AGREEMENT SHALL REMAIN UNMODIFIED.

AGREED TO AND ACCEPTED ON THIS 31 DAY IN JANUARY 2000 BY:

LANDLORD                                TENANT:
JACKSON-SHAW TECHNOLOGY                 ADAMS GOLF, INC.
CENTER II, LTD.



BY: JACKSON-SHAW/TEXAS, INC.
       GENERAL PARTNER

/s/ Stephen S. Kurth                    /s/ Richard Murtland
----------------------------            ----------------------------
BY: STEPHEN S. KURTH                    BY: RICHARD MURTLAND
ITS: FIRST VICE PRESIDENT               ITS: VICE PRESIDENT OF OPERATIONS